SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2002

Date of Report (Date of earliest
event reported)

N2H2, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-26825	91-1686754

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

900 Fourth Avenue, Suite 3600, Seattle, WA 98164

(Address of Principal Executive Offices)	(Zip Code)

(206) 336-1501

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On September 9, 2002, N2H2, Inc., a Washington corporation, announced that it was restructuring its operations to reduce expenses and streamline its operations and development groups in light of the company’s new focus on software-only solutions. Eighteen positions were included in the restructuring, including N2H2’s Chief Operating Officer and Chief Marketing Officer. Marketing and operating activity will be consolidated under the leadership of the N2H2 executive team.

     A copy of the press release issued by N2H2 on September 9, 2002 with respect to the restructuring is attached to this report as Exhibit 99.1 and is incorporated in this report by reference.

Item 7. Exhibits

99.1	Press release issued September 9, 2002.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N2H2, INC.

Dated: September 16, 2002	By:	/s/ J. Paul Quinn

J. Paul Quinn Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued September 9, 2002.